Exhibit 4.2
Execution Version
FIFTH SUPPLEMENTAL INDENTURE BY AND BETWEEN
ASPEN INSURANCE HOLDINGS LIMITED, AS ISSUER
AND
DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE

Dated as of June 13, 2025

$300,000,000
ASPEN INSURANCE HOLDINGS LIMITED
5.750% SENIOR NOTES DUE 2030

FIFTH SUPPLEMENTAL INDENTURE
This Fifth Supplemental Indenture, dated as of June 13, 2025 (the “Fifth Supplemental Indenture”), to the Indenture, dated as of August 16, 2004 (the “Original Indenture”) by and between Aspen Insurance Holdings Limited, a limited company duly organized and existing under the laws of Bermuda, having its principal executive office located at 141 Front Street, Hamilton HM 19, Bermuda (the “Company”), as issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation duly organized and existing under the laws of the State of New York, having its corporate trust office located at 1 Columbus Circle, 4th Floor, New York, NY 10019 (the “Trustee”), as trustee, is effective upon the execution hereof by the parties hereto.
RECITALS
WHEREAS, the Company has heretofore executed and delivered to the Trustee the Original Indenture providing for the issuance from time to time of its notes, debentures or other evidences of its unsecured indebtedness (the “Securities”), unlimited as to principal amount;
WHEREAS, the Original Indenture is incorporated herein by reference and the Original Indenture, as supplemented by this Fifth Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, Section 3.1 of the Original Indenture provides that, with respect to any series of Securities to be authenticated and delivered under the Indenture, the terms of such series of Securities shall be established by (i) a resolution of the Board of Directors and set forth in an Officer’s Certificate or (ii) one or more indentures supplemental to the Original Indenture;
WHEREAS, the Company desires to create, under the Indenture, a series of Securities to be known as its 5.750% Senior Notes due 2030 (the “Senior Notes”), the form and substance of such notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Fifth Supplemental Indenture; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Fifth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:
Article I.
DEFINITIONS
Section 1.1.    Definitions. The following defined terms used herein shall have the meanings specified below. Capitalized terms used herein without definition shall have the respective meanings assigned such terms in the Original Indenture. All capitalized terms that are defined herein and also defined in the Original Indenture shall have the meaning specified herein.

“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Insurance Group, and which shall initially mean the Group Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate the Company or the Insurance Group.
“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.
“BMA Approval” means the BMA has given, and not withdrawn by the applicable Redemption Date, its prior consent to the redemption of such Senior Notes.
“BMA Redemption Requirements” has the meaning set forth in Section 2.7(a).
“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the Trustee is closed for business.
“Commercially Reasonable Efforts” means commercially reasonable efforts consistent with the efforts of a comparable third party in the Company’s industry operating under similar circumstances in the carrying out of obligations to complete the offer and sale of Qualifying Securities, subject to the existence of a Market Disruption Event, in an amount necessary to satisfy the Replacement Capital Obligation, to third parties that are not the Company’s subsidiaries in either public offerings or private placements.
“ECR Condition” has the meaning set forth in Section 2.4(d).
“Enhanced Capital Requirement” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.
“Final Maturity Date” has the meaning set forth in Section 2.4(a).
“First ECR Condition” has the meaning set forth in Section 2.4(d).
“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time.
“Group Solvency Standards” means the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011 of Bermuda, as those rules and regulations may be amended or replaced from time to time.
“Group Supervision Rules” means the Insurance (Group Supervision) Rules 2011 of Bermuda, as those rules and regulations may be amended or replaced from time to time.

“Insurance Act” means the Insurance Act 1978 of Bermuda, as amended from time to time.
“Insurance Group” means, on a collective basis, the Company and its subsidiaries that are regulated insurance or reinsurance companies (or part of such regulatory group), of which the BMA is the group supervisor, pursuant to the Applicable Supervisory Regulations.
“Interest Payment Date” means, with respect to the Senior Notes only, January 1 and July 1 of each year.
“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
(1)    trading in securities generally (or in the Company’s Ordinary Shares, preference shares or other securities specifically) on the New York Stock Exchange, any other U.S. national or international securities exchange or over-the-counter market on which the Company’s Ordinary Shares, preference shares and/or other securities are then listed or traded shall have been suspended or settlement on any such exchange generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;
(2)    the Company would be required to obtain the consent or approval of holders of the Company’s Ordinary Shares or preference shares (to the extent required) or of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell Qualifying Securities in order to satisfy the Replacement Capital Obligation, and that consent or approval has not yet been obtained notwithstanding the Company’s Commercially Reasonable Efforts to obtain that consent or approval;
(3)    a banking moratorium shall have been declared by the competent authorities of Bermuda, the United Kingdom, the United States and/or any member state of the European Economic Area (“EEA”) and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
(4)    a material disruption shall have occurred in commercial banking or securities settlement or clearance services in Bermuda, the United Kingdom, the United States and/or any member state of the EEA and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

(5)    Bermuda, the United Kingdom, the United States and/or any member state of the EEA shall have become engaged in hostilities, there shall have been an escalation in hostilities involving Bermuda, the United Kingdom, the United States and/or any member state of the EEA, there shall have been a declaration of a national emergency or war by Bermuda, the United Kingdom, the United States, and/or any member state of the EEA or there shall have occurred any other national or international calamity or crisis (including any pandemic or epidemic) and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
(6)    there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, currency exchange rates or exchange controls, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
(7)    an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Securities would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (i) the disclosure of that event at such time, in the Company’s reasonable judgment, is not otherwise required by law and would have an adverse effect on the Company’s business in any material respect, (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede, delay or otherwise negatively affect the Company’s ability to consummate that transaction or (iii) the event relates to a previously undisclosed material (re)insurance loss and the disclosure of that event at such time, in the Company’s reasonable judgment, is impeded by the current nature of such event and the extent of losses remain under consideration by the Company’s management pending further information from brokers, cedants or insureds; provided that no single suspension period described in this clause (7) shall exceed 90 consecutive days and multiple suspension periods described in this clause (7) shall not exceed an aggregate of 90 days in any 180-day period; or
(8)    the Company reasonably believes that the offering document for the offer and the sale of Qualifying Securities would not be in compliance with a rule or regulation of the U.S. Securities and Exchange Commission or any other securities regulatory authority or exchange to which the Company is subject (for reasons other than those described in the immediately preceding clause (7)) and the Company is unable to comply with such rule or regulation or such compliance is unduly burdensome; provided that no single suspension period described in this clause (8) shall exceed 90 consecutive days and multiple suspension periods described in this clause (8) shall not exceed an aggregate of 90 days in any 180-day period.

“Ordinary Shares” means the Company’s Class A ordinary shares, par value $0.001 per share.
“Qualifying Securities” means any securities (other than the Company’s Ordinary Shares, rights to purchase the Company’s Ordinary Shares and securities convertible into or exchangeable for the Company’s Ordinary Shares, such as preference shares that are convertible into the Company’s Ordinary Shares) having equal or better capital treatment as the capital represented by the Senior Notes under the Group Rules.
“Regular Record Date” means, with respect to the Senior Notes only, the close of business on the Business Day immediately preceding each Interest Payment Date so long as the Senior Notes remain in book-entry only form, or on December 15 and June 15 immediately preceding each Interest Payment Date, respectively, if the Senior Notes do not remain in book-entry only form.
“RCO Satisfying Issuance” has the meaning set forth in Section 2.4(d).
“Replacement Capital Obligation” has the meaning set forth in Section 2.4(d).
“Replacement Capital Obligation Default” has the meaning set forth in Section 2.4(d).
“Scheduled Maturity Date” has the meaning set forth in Section 2.4(a).
“Second ECR Condition” has the meaning set forth in Section 2.4(d).
“Share Capital” or “capital stock” of any Person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities or other securities convertible into such equity.
“Solvency Test Date” means January 1, 2030 (the date that is six months prior to the Scheduled Maturity Date).
“Treasury Rate” means, with respect to any Redemption Date for the Senior Notes, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
“Winding-Up” will occur, with respect to any Person, if: (i) at any time an order is made, or an effective resolution is passed, for the winding-up of such Person (except, in any such case, a solvent winding-up solely for the purpose of a reorganization, merger or amalgamation or the substitution in place of such Person of a successor in business of such person, the terms of which reorganization, merger, amalgamation or substitution (A) have previously been approved in writing by the Holders of a majority in aggregate principal amount of the outstanding Senior Notes and (B) do not provide that the Senior Notes or any amount in respect thereof shall thereby become payable); or (ii) an administrator of such Person is appointed and such administrator gives notice that it intends to declare and distribute a dividend.
Section 1.2.    Construction. All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Fifth Supplemental Indenture as they amend or supplement the Original Indenture, and not the Original Indenture or any other document.

Article II.
GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES
There is hereby established a new series of Securities under the Indenture with the following terms:
Section 2.1.    Title. The title of the series is “5.750% Senior Notes due 2030”.
Section 2.2.    Principal Amount. There are to be issued by the Company, and authenticated and delivered by the Trustee on the date hereof, $300,000,000 principal amount of Senior Notes, and such principal amount of Senior Notes may be increased from time to time pursuant to Section 3.1 of the Original Indenture. All Senior Notes need not be issued on the same date and such series may be reopened at any time, without the consent of any Holder of the Senior Notes, for issuances of additional Senior Notes, unlimited in principal amount, upon delivery by the Company to the Trustee of either a resolution of the Board of Directors and set forth in an Officer’s Certificate or an indenture supplemental to the Original Indenture, setting forth the original issuance date of such additional Senior Notes. The terms of any such additional Senior Notes will be identical (except for the issue date, the issue price, interest accrued prior to the issue date of the additional Senior Notes and the first Interest Payment Date) to the terms of the Senior Notes initially issued, authenticated and delivered on the date hereof, and with the same CUSIP number as the Senior Notes initially issued, so long as such additional Senior Notes are fungible for U.S. federal income tax purposes with the Senior Notes initially issued. Any such additional Senior Notes will, together with the previously issued Senior Notes, constitute a single series of Securities under the Indenture.
Section 2.3.    Payment of Principal and Interest.
(a)    The principal of the Senior Notes shall be due on the Final Maturity Date. The Senior Notes will bear interest from June 13, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate of 5.750% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 2026. The Company will pay interest to the Persons in whose names the Senior Notes are registered on the Regular Record Date for such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
(b)    If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such Interest Payment Date to the date of the payment. If the Final Maturity Date of the Senior Notes falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Final Maturity Date to the date of the payment. If the Redemption Date of the Senior Notes falls on a day that is not a Business Day, the payment of interest, premium, if any, and principal shall be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Redemption Date to the date of the payment. Interest payments for the Senior Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the applicable Interest Payment Date, Final Maturity Date or Redemption Date, as the case may be. Interest on the Senior Notes which have a Redemption Date after a Regular Record Date, and on or before the following Interest Payment Date, will also be payable to the Persons in whose names the Senior Notes are registered on such Regular Record Date.
(c)    Payment of the principal and interest due at maturity of the Senior Notes shall be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee. The principal of, premium, if any, and interest on the Senior Notes shall be paid in Dollars. Payments of principal of, premium, if any, or interest on the Senior Notes will be made, subject to such surrender where applicable, at the option of the Company, by wire transfer to an account maintained by the Paying Agent (as defined below), which will make payments to The Depository Trust Company (“DTC”). Thereafter, such payments will be credited to the DTC participants’ accounts that hold book-entry interests in the Senior Notes represented by one or more global notes registered in the name of DTC or its nominee (the “Global Notes”) and credited by such participants to the accounts of beneficial owners of the Senior Notes. None of the Trustee, the Securities Registrar or the Paying Agent shall have any responsibility or obligation to a DTC participant, any beneficial owner of an interest in a Global Note, or other Person, with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the Senior Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or payment of any amount. The Company shall make all payments of principal, premium, if any, interest and any Additional Amounts with respect to Senior Notes held in certificated form to the Holder thereof by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address.
Section 2.4.    Repayment at Final Maturity.
(a)    Unless the Senior Notes are redeemed prior to maturity, the Senior Notes will mature, and the principal amount of the Senior Notes will become payable on the Final Maturity Date, at a price equal to the principal amount thereof, together with accrued and unpaid interest on the Senior Notes to, but excluding, the Final Maturity Date. The “Final Maturity Date” means (i) July 1, 2030 (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date, the BMA Redemption Requirements have been satisfied, or (ii) if the BMA Redemption Requirements have not been satisfied as of the Scheduled Maturity Date, the earlier of (A) the date falling ten Business Days after the BMA Redemption Requirements have been satisfied and would continue to be satisfied after giving effect to such payment and (B) the date on which a Winding-Up of the Company occurs.
(b)    If the BMA Redemption Requirements will not be satisfied as of the Scheduled Maturity Date, the Company shall, promptly after the principal executive officer or the principal financial officer of the Company becomes aware or reasonably determines that the BMA Redemption Requirements will not be satisfied, notify the Trustee in writing of such inability (and direct the Trustee to transmit such notice to the Holders of the Senior Notes); provided, however, that the Company shall provide any such notice no later than five Business Days immediately preceding the Scheduled Maturity Date.

(c)    Interest shall continue to accrue and be payable for so long as any of the Senior Notes remain outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Senior Notes on the Scheduled Maturity Date will constitute neither an Event of Default under the Indenture nor a default of any kind and will not give Holders of the Senior Notes or the Trustee any right to accelerate repayment of the Senior Notes or any other remedies. Repayment of the Senior Notes on the Scheduled Maturity Date is obligatory if the BMA Redemption Requirements are satisfied; further, the Replacement Capital Obligation will not apply if the Company remains in compliance with the BMA Redemption Requirements during the period beginning six months prior to the Scheduled Maturity Date.
(d)    If, with respect to the Senior Notes:
(i)    as of the Solvency Test Date or any date thereafter and including on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, the Company (A) does not have sufficient capital to satisfy the Enhanced Capital Requirement (the “First ECR Condition”) or (B) would not have sufficient capital to satisfy the Enhanced Capital Requirement after giving effect to the repayment of the Senior Notes (the “Second ECR Condition” and, together with the First ECR Condition, each an “ECR Condition”), the Company will be required to promptly begin using Commercially Reasonable Efforts, subject to the existence of a Market Disruption Event, to raise cash proceeds from the issuance of Qualifying Securities in an amount at least equal to the principal amount of the Senior Notes due to be repaid (the “Replacement Capital Obligation”);
(ii)    on or after the Solvency Test Date and prior to the Scheduled Maturity Date, the Company is unable to satisfy any ECR Condition, the Company shall, within ten Business Days of the principal executive officer or the principal financial officer of the Company becoming aware of the Company’s inability to so satisfy such ECR Condition, notify the Trustee in writing of such inability (and direct the Trustee to transmit such notice to the Holders of the Senior Notes); provided, however, that the Company shall provide any such notice no later than the Business Day immediately preceding the Scheduled Maturity Date; and
(iii)    the Scheduled Maturity Date and Final Maturity Date are not the same, after a Final Maturity Date has been established, then (A) the Company shall promptly notify the Trustee in writing of such Final Maturity Date (and direct the Trustee to transmit such notice to the Holders of the Senior Notes); and (B) if the Company will then be unable to satisfy any ECR Condition as of such Final Maturity Date, the Company shall, promptly after the principal executive officer or the principal financial officer of the Company becomes aware of the Company’s inability to so satisfy such ECR Condition, notify the Trustee in writing of such inability (and direct the Trustee to transmit such notice to the Holders of the Senior Notes); provided, however, that the Company shall provide any such notice no later than the Business Day immediately preceding such Final Maturity Date.
If a successful issuance of Qualifying Securities satisfying the Replacement Capital Obligation occurs after the Solvency Test Date, but prior to the Scheduled Maturity Date or the Final Maturity Date, as may be applicable (an “RCO Satisfying Issuance”), then (i) such RCO Satisfying Issuance will constitute an issuance of replacement capital in satisfaction of the BMA Redemption Requirements for redemptions or repayments occurring prior to or on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, and (ii) the Company shall promptly notify the Trustee of such RCO Satisfying Issuance in writing (and direct the Trustee to transmit such notice to the Holders of the Senior Notes). Subject to the prior sentence, the Replacement Capital Obligation will continue to apply until the earliest of (i) an RCO Satisfying Issuance, (ii) the BMA Redemption Requirements being satisfied by means other than an RCO Satisfying Issuance; provided that, if the BMA Redemption Requirements cease to be satisfied prior to the Final Maturity Date, the Replacement Capital Obligation will be reinstated or (iii) the occurrence of an Event of Default. Accordingly, the Replacement Capital Obligation will cease to apply if the Company is able to restore the Company’s compliance with the Enhanced Capital Requirement, after giving effect to repayment of the Senior Notes, by a means other than the issuance of Qualifying Securities or with an issuance of Qualifying Securities that is less than the principal amount of the Senior Notes, subject to the reinstatement of the Replacement Capital Obligation as described in the preceding sentence.
Although the Company’s failure to use Commercially Reasonable Efforts to raise sufficient proceeds from the issuance of Qualifying Securities to satisfy the Replacement Capital Obligation, subject to the existence of a Market Disruption Event, would constitute a breach of a covenant under the Indenture (a “Replacement Capital Obligation Default”), it will not in any case constitute a default or an Event of Default under the Indenture or give rise to a right of acceleration of payment of the Senior Notes or any other remedy under the terms of the Indenture or the Senior Notes. The sole remedy for a breach of such covenant is for the Trustee, at the direction of the Holders of at least 25% of the aggregate outstanding principal amount of the Senior Notes, to bring suit for specific performance of the Company’s obligations with respect to the covenant to use Commercially Reasonable Efforts with respect to the Replacement Capital Obligation. No Holder of the Senior Notes may pursue any such remedy under the Indenture unless the Trustee will have failed to act after (i) receiving notice of a breach of such covenant and request by Holders of at least 25% of the aggregate outstanding principal amount of the Senior Notes to bring suit and (ii) receiving an indemnity reasonably satisfactory to it.
For the avoidance of doubt, the Replacement Capital Obligation will not apply at any time while the Enhanced Capital Requirement is satisfied, and if the Company would continue to satisfy the Enhanced Capital Requirement after giving effect to a redemption or repayment of the Senior Notes on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable.
If the Company is subject to a Replacement Capital Obligation, the Company may provide written certification to the Trustee (and direct the Trustee to transmit such notice to the Holders of the Senior Notes) within ten Business Days of the later of (i) the occurrence of a Market Disruption Event or (ii) the beginning of the period of the Replacement Capital Obligation (if such Market Disruption Event occurred prior to the Replacement Capital Obligation period beginning and is continuing) certifying that a Market Disruption Event has occurred and is continuing. If such notice is provided, the Company will be excused from the Company’s obligation to use Commercially Reasonable Efforts to issue

Qualifying Securities pursuant to the Replacement Capital Obligation for an initial suspension period of 90 consecutive days following such certification. The Company may extend a suspension period by providing written certification to the Trustee (and directing the Trustee to transmit such notice to the Holders of the Senior Notes) on or prior to the expiration of such suspension period, certifying that the applicable Market Disruption Event is continuing, in which case, the Company’s obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation will be excused for an additional 60 consecutive days following such further certification. Following the expiration of the applicable suspension period, the Company’s obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation shall be reinstated. The Company’s ability to initiate or extend a suspension period in connection with a Market Disruption Event will also be subject to the limits on suspension periods provided for in the definition of Market Disruption Event (if applicable). Notwithstanding the foregoing time limitations as to suspension in connection with a particular Market Disruption Event, the suspension of the Company’s obligations pursuant to the foregoing shall not prohibit the further suspension of obligations in connection with, and the Company shall be entitled to provide separate notices with respect to, any separate and distinct Market Disruption Event(s). In addition, for the avoidance of doubt, the Company shall not be prohibited during any suspension of the requirements to use Commercially Reasonable Efforts during a Market Disruption Event from issuing any Qualifying Securities.
For the avoidance of doubt, the Trustee shall have no responsibility to make any determinations or calculations under the Indenture; nor shall the Trustee be charged with determining, monitoring or knowledge of (i) the Replacement Capital Obligation or any terms thereof, which collectively shall be the Company’s responsibility, (ii) the occurrence or continuation of any Replacement Capital Obligation Default, which shall be made by the Holders of the Senior Notes, (iii) whether Commercially Reasonable Efforts have been made, (iv) whether the conditions to redemption and repayment have been satisfied, (v) whether the BMA Redemption Requirements have been satisfied, (vi) whether a Market Disruption Event has occurred, (vii) whether the Final Maturity Date has occurred or (viii) whether an ECR Condition has been met.
Section 2.5.    Optional Redemption.
(a)    Subject to Section 2.6 and Section 2.7 hereof and, for the avoidance of doubt, the BMA Redemption Requirements, prior to June 1, 2030 (the “Par Call Date”), the Company may redeem the Senior Notes at its option, in whole at any time, or in part from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i)(A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (B) interest accrued to the date of redemption; and (ii) 100% of the principal amount of the Senior Notes to be redeemed, plus, in either case, any accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b)    Subject to Section 2.6 and Section 2.7 hereof and, for the avoidance of doubt, the BMA Redemption Requirements, on or after the Par Call Date, the Company may redeem the Senior Notes, in whole at any time, or in part from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes being redeemed plus any accrued and unpaid interest thereon to, but excluding, the Redemption Date.
(c)    The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, the Trustee shall have no responsibility to determine (or to verify or review the Company’s determination of) the Redemption Price or the Treasury Rate.
(d)    Notwithstanding Section 14.2 of the Original Indenture, for any redemption of the Senior Notes pursuant to Section 2.5 hereof, the Company will send the Holders of the Senior Notes to be redeemed a notice of redemption by first-class mail or electronically at least 10 and not more than 60 days prior to the date fixed for redemption. Notices of redemption may, in the Company’s sole discretion, be subject to one or more conditions precedent, including but not limited to, the consummation of a financing transaction, equity offering, asset disposition or other corporate transaction (or series of transactions) or the satisfaction of the BMA Redemption Requirements. In addition, if such redemption is subject to the satisfaction of any such condition, the notice of redemption may state that, in the Company’s discretion, the Redemption Date may be delayed until such time as such condition shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the Redemption Date, or the Redemption Date so delayed. If the Company elects to redeem fewer than all the Senior Notes outstanding, unless otherwise agreed in a Holder’s redemption agreement, the Trustee, in its sole discretion, will select in a fair and appropriate manner, including pro rata or by lot, the Senior Notes to be redeemed in whole or in part, or, in the case of Global Notes, based on the method required by the Depository, unless otherwise required by law or applicable stock exchange or Depository requirement.
(e)    Unless the Company defaults in the payment of the Redemption Price, the Senior Notes called for redemption shall cease to accrue any interest on and after the Redemption Date.
Section 2.6.    Amendments to Redemption for Tax Purposes. Only with respect to the Senior Notes issued hereunder, Section 4.5 of the Original Indenture is hereby amended with respect to the Senior Notes by deleting the text thereof in its entirety and inserting in its place the following:
“Section 4.5. Redemption for Tax Purposes.
Subject to Section 2.7 of the Fifth Supplemental Indenture and, for the avoidance of doubt, the BMA Redemption Requirements, the Company may redeem the Senior Notes at its option, in whole but not in part, at a Redemption Price equal to 100% of the principal amount of the Senior Notes being redeemed plus any accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date fixed for redemption, if at any time the Company determines in good faith that as a result of (i) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any Taxing Jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective on or after the issuance of the Senior Notes, or (ii) any action taken by any Taxing Jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to the Company, the Company would be required as of the next Interest Payment Date to pay Additional Amounts with respect to the Senior Notes as provided in Section 4.4 of the Original Indenture as amended by Section 2.8 of this Fifth Supplemental Indenture and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If the Company elects to redeem the Senior Notes under this provision it will give written notice of such election to the Trustee and the Holder of the Senior Notes. If the Company elects to redeem the Senior Notes under this provision it will also mail a notice of redemption at least 30 days but no more than 60 days before the Redemption Date to each Holder of the Senior Notes to be redeemed. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on and after the Senior Notes or portions thereof called for redemption. Any such redemption will be subject to Article 14 of the Original Indenture.
Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Company would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Senior Notes were then due. In any event, prior to the publication or mailing or any notice of redemption of the Senior Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Senior Notes.”
Section 2.7.    Conditions to Redemption and Repayment.
(a)    Notwithstanding anything to the contrary set forth in the Original Indenture, this Fifth Supplemental Indenture or the Senior Notes, (i) prior to June 13, 2028, the Senior Notes may be repaid or redeemed only with BMA Approval, including in instances where the Company or a subsidiary of the Company replaces the capital represented by the Senior Notes to be redeemed or repaid with capital having equal or better capital treatment as the Senior Notes under the Group Rules, (ii) the Senior Notes may be repaid or redeemed after three years from the initial issue date of the Senior Notes without BMA Approval if the Company or a subsidiary of the Company replaces the capital represented by the Senior Notes to be redeemed or repaid with capital having equal or better capital treatment as the Senior Notes under the Group Rules, and (iii) the Senior Notes may not be repaid or redeemed at any time, including on the Scheduled Maturity Date, if the Enhanced Capital Requirement would be breached immediately before or after giving effect to the redemption or repayment of such Senior Notes, unless the Company or a subsidiary of the Company replaces the capital represented by the Senior Notes to be redeemed or repaid with capital having equal or better capital treatment as Senior Notes under the Group Rules (collectively, the “BMA Redemption Requirements”).
(b)    In the event that the Senior Notes are not redeemed or repaid as a result of a failure to satisfy the BMA Redemption Requirements, interest on the Senior Notes will continue to accrue and be paid on each Interest Payment Date until the first date on which final payment on the Senior Notes may be made, at which time the Senior Notes will become due and payable, and will be finally repaid at the principal amount of the Senior Notes, together with any accrued and unpaid interest through, but not including, the date on which final payment on the Senior Notes is made.
(c)    Notwithstanding any provision of the Senior Notes or the Indenture, in the event of non-payment on a scheduled Redemption Date or the Scheduled Maturity Date resulting from a failure to satisfy the BMA Redemption Requirements, the Senior Notes to be redeemed or repaid will not become due and payable on such date, and such non-payment will constitute neither an Event of Default under the Indenture or the Senior Notes nor a default of any kind with respect to the Senior Notes, and will not give Holders of the Senior Notes or the Trustee any right to accelerate repayment of the Senior Notes or any other remedies.
Section 2.8.    Additional Amounts. Section 4.4 of the Original Indenture shall be applicable to the Senior Notes as amended by this Section 2.8:
(a)    clause (c) of Section 4.4 of the Original Indenture is hereby amended with respect to the Senior Notes by deleting the text thereof in its entirety and inserting in its place the following:
“(c)    any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder of such Security to comply with any reasonable request by the Company addressed to the Holder within 90 days of such request (A) to provide information concerning the nationality, residence or identity of the Holder or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;”
(b)    clause (d) of Section 4.4 of the Original Indenture is hereby amended with respect to the Senior Notes by deleting the text thereof in its entirety and inserting in its place the following:
“(d)     any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or”
Section 2.9.    Limitation on Liens on Stock of Designated Subsidiaries. Section 4.6 of the Original Indenture shall be applicable to the Senior Notes as amended by this Section 2.9 by inserting the following at the end of Section 4.6 of the Original Indenture:

“This restriction will not apply to Indebtedness secured by (i) Liens on any shares of Share Capital or Indebtedness of, or acquired from, a Person that is merged or consolidated with or into, or is otherwise acquired by the Company or any Designated Subsidiary; (ii) Liens to secure Indebtedness of a Designated Subsidiary to the Company or another Designated Subsidiary, but only as long as the Indebtedness is owned or held by the Company or such Designated Subsidiary; (iii) Liens existing at the time a subsidiary becomes a Designated Subsidiary; and (iv) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (i) through (iii) above.”
Section 2.10.    Amendments to Event of Default. Only with respect to the Senior Notes issued hereunder, Section 6.1 of the Original Indenture is hereby amended with respect to the Senior Notes by deleting the text thereof in its entirety and inserting in its place the following:
“Section 6.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default.
“Event of Default”, with respect to the Senior Notes, wherever used in the Indenture, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)    default in the payment of any interest on the Senior Notes, or any Additional Amounts payable with respect thereto, when such interest becomes or such Additional Amounts become due and payable, other than if the Company is required to defer a payment due to failure to satisfy the BMA Redemption Requirements, and continuance of such default for a period of 30 days;
(b)    default in the payment of the principal of or any premium, if any, on the Senior Notes, or any Additional Amounts payable with respect thereto, when such principal or premium becomes or such Additional Amounts become due and payable either at the Final Maturity Date, upon any redemption, by declaration of acceleration or otherwise, other than if the Company is required to defer a payment due to failure to satisfy the BMA Redemption Requirements;
(c)    default in the performance, or breach, of any covenant or warranty of the Company contained in the Indenture, and the continuance of such default or breach for a period of 60 days after there has been given by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Senior Notes, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; provided, however, that notwithstanding the foregoing, the Company’s failure to use Commercially Reasonable Efforts or to otherwise satisfy the Replacement Capital Obligation shall in no case be a default or an Event of Default and shall not allow any acceleration or any other similar remedy with respect to the Senior Notes; provided, further, that the only remedy for a breach of such covenant shall be an action for specific performance with respect to such covenant to use Commercially Reasonable Efforts with respect to the Replacement Capital Obligation;
(d)     default in the payment at maturity of the Company’s Indebtedness in excess of $100,000,000 under any other mortgage, indenture or instrument or if any event of default as defined in any other mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of the Company’s Indebtedness (other than indebtedness which is non-recourse to the Company) happens and results in acceleration of more than $100,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 60 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Senior Notes, a written notice specifying such default or event of default and requiring the Company to cause such default to be cured or waived or to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder;
(e)     the Company shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
(f)     a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or, under any such law, (i) appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or (ii) ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
(g) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or, under any such law, (i) consent to the entry of an order for relief in an involuntary case under any such law, (ii) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or (iii) make any general assignment for the benefit of creditors; or
(h) default in the performance or breach of the conditions of Section 11.1 and Section 11.2 of the Original Indenture, and the continuation of such violation for 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Senior Notes, a written notice specifying such failure to comply and requiring it to be remedied and stating that such notice is a “Notice of Default”.

If an Event of Default described in clause (a), (b), (c), (d), (e) or (h) above (and other than an Event of Default described in clause (f) or (g) of this Section 6.1 and subject to the limitations with respect to the Replacement Capital Obligation described in clause (c) above) occurs and is continuing with respect to the Senior Notes at the time Outstanding, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all Senior Notes and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
If any Event of Default described in clause (f) or (g) above occurs and is continuing, all unpaid principal of the Senior Notes then Outstanding and the interest accrued thereon, if any, shall ipso facto become and be immediately due and payable without declaration, presentment, demand or notice of any kind by the Trustee or any Holder of the Senior Notes.
The foregoing provisions, however, are subject to the condition that if, at any time after a declaration of acceleration with respect to the Senior Notes has been made, but before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, and any Additional Amounts with respect to all the Senior Notes and the principal of (and premium, if any, on) any and all Senior Notes which shall have become due otherwise than by acceleration and all amounts payable to the Trustee pursuant to the provisions of Section 7.6, and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith, and if any and all Events of Default under the Indenture, other than the nonpayment of the principal of and accrued interest on and any Additional Amounts with respect to Senior Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein - then and in every such case the Holders of a majority in aggregate principal amount of the Senior Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to the Senior Notes and rescind and annul such acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
All references to “or Section 6.1(i)” in the Original Indenture shall be deleted and of no effect.”
Section 2.11.    Form, Currency and Denominations. The Senior Notes shall be issued in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Senior Notes will be issued in substantially the form set forth in Exhibit A hereto. The Depository with respect to the Senior Notes shall be The Depository Trust Company, New York, New York.

Section 2.12.    Global Securities.
(a)    The Senior Notes will be issued in the form of one or more Global Securities registered in the name of the Depository or its nominee. Except under the circumstances set forth in Section 3.6 of the Original Indenture, the Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. Owners of beneficial interests in such a Global Security will not be considered the registered owners or Holders of the Senior Notes for any purpose.
(b)    No Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. Payment of principal of, any premium or interest on, and any Additional Amounts, if applicable, in respect of, any Senior Note in global form shall be made to the registered Holder thereof.
Section 2.13.    Ranking. The Senior Notes will represent the Company’s direct, unsecured obligations and will rank equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated. The Senior Notes will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Senior Notes will be structurally and contractually subordinated in right of payment to all obligations of the Company’s subsidiaries, including all existing and future policyholder obligations of the Company’s subsidiaries.
Section 2.14.    Miscellaneous. The Company is not obligated to redeem or purchase any Senior Notes pursuant to any sinking fund or analogous provision. The Senior Notes will not be convertible into Ordinary Shares of the Company and/or exchangeable for other securities. The amount of payments of principal with respect to the Senior Notes shall not be determined with reference to an index, formula or other method or methods. No Senior Notes are issuable upon the exercise of warrants. Each of Section 12.2(b) of the Original Indenture relating to defeasance and Section 12.2(c) of the Original Indenture relating to covenant defeasance shall be applicable to the Senior Notes.
Section 2.15.    Amendments to Section 10.1 and Section 10.2 of the Original Indenture. Only with respect to the Senior Notes issued hereunder, Section 10.1 and Section 10.2 of the Original Indenture are hereby amended as follows:
(a)    Section 10.1(j) of the Original Indenture shall be deleted in its entirety;
(b)    in place of the deleted Section 10.l(j) described in (a) above, the following clause shall be inserted as a new Section 10.1(j): “to provide for additions of collateral security or guarantees for the Securities;”
(c)    Section 10.1(d) of the Original Indenture shall be amended by adding the following clause at the end: “; and to conform the terms and provisions of the Securities to the terms and provisions specified in the final prospectus supplement and accompanying prospectus relating to the Securities filed with the Commission under Rule 424(b);”;

(d)    Section 10.2 of the Original Indenture shall be amended by replacing the following clause “or change the redemption provisions,” with “or change the redemption provisions of the Securities in a manner that adversely affects Holders of the Securities,”; and
(e)    Section 10.2 of the Original Indenture shall be amended by replacing the following clause “or impair or adversely affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder,” with “or impair the right to institute suit for the enforcement of any payment on or after the Final Maturity Date of the Senior Notes (or, in the case of redemption, on or after the Redemption Date),”.
Section 2.16.    Consolidation, Amalgamation, Merger and Sale. Only with respect to the Senior Notes issued hereunder, clause (a) of Section 11.1 of the Original Indenture is hereby amended with respect to the Senior Notes by deleting the text thereof in its entirety and inserting in its place the following:
“(a)    in case the Company shall consolidate or amalgamate with or merge into another Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company as an entirety or substantially as an entirety shall be a Corporation, limited liability company or company organized, incorporated or continued and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any other country (including under the laws of any state, province or other political subdivision thereof) which is on the date of this Indenture a member of the Organization for Economic Cooperation and Development, and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by the successor Person and delivered to the Trustee the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Securities and the performance of every obligation in this Indenture and the Outstanding Securities on the part of the Company to be performed or observed; and”
Section 2.17.    Unencumbered; No Rights of Set-Off.
(a)    In accordance with the Group Supervision Rules, the Senior Notes shall be unencumbered.
(b)    The Senior Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of the Company or any of the Company’s regulated operating subsidiaries to any Person in whose name the Senior Notes are registered or any creditor of the Company or any of the Company’s regulated operating subsidiaries.
(c)    By acceptance of the Senior Notes, each Holder of the Senior Notes will be deemed, to the extent permitted by law, to agree and acknowledge that (i) no security or encumbrance of any kind is, or will at any time be, provided by the Company or any of its affiliates to secure the rights of Holders of the Senior Notes and (ii) the Senior Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of the Company or its regulated operating subsidiaries to any Person in whose names the Senior Notes are registered or any creditor of the Company or its regulated operating subsidiaries.
Section 2.18.    Appointment of Agents. The Trustee will initially be the paying agent for the Senior Notes (the “Paying Agent”).
Article III.
MISCELLANEOUS PROVISIONS
Section 3.1.    Ratification and Incorporation of the Original Indenture. As amended and supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as amended and supplemented by this Fifth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
Section 3.2.    Counterparts. This Fifth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Notwithstanding Section 3.5 of the Original Indenture and as amended by this Section 3.2, the exchange of copies of this Fifth Supplemental Indenture, each Senior Note and of signature pages hereto and thereto (including the Trustee’s certificate of authentication of any Senior Note) by facsimile, PDF transmission or electronic signature (including those created or transmitted through a software platform or application) shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and of each Senior Note, and may be used in lieu of this Fifth Supplemental Indenture and each Senior Note signature pages for all purposes. The Trustee’s certificate of authentication of any Senior Note by manual, facsimile, PDF transmission or electronic signature (including those created or transmitted through a software platform or application) shall be conclusive evidence that the Senior Note so authenticated has been duly authenticated and delivered and that the Holder is entitled to the benefits of Original Indenture and this Fifth Supplemental Indenture.
Section 3.3.    Governing Law; Waiver of Jury Trial. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in said state.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE, THE SENIOR NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.4.    Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 3.5.    Trustee. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

IN WITNESS WHEREOF, Aspen Insurance Holdings Limited has caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

ASPEN INSURANCE HOLDINGS LIMITED, AS ISSUER

By: /s/ David Amaro
Name: David Amaro
Title: Group General Counsel & Company Secretary
[Signature page to Fifth Supplemental Indenture]

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Fifth Supplemental Indenture as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE

By: /s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By: /s/ Carol Ng
Name: Carol Ng
Title: Vice President
[Signature page to Fifth Supplemental Indenture]

EXHIBIT A
FORM OF SECURITY CERTIFICATE REPRESENTING SENIOR NOTES
ASPEN INSURANCE HOLDINGS LIMITED
5.750% SENIOR NOTES DUE 2030
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ASPEN INSURANCE HOLDINGS LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND SUCH PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

ASPEN INSURANCE HOLDINGS LIMITED
5.750% SENIOR NOTES DUE 2030

No. R1	CUSIP No.: 04530D AE2; ISIN No.: US04530DAE22
Principal Amount:	$300,000,000
Regular Record Date:
The close of business on the Business Day immediately preceding each Interest Payment Date so long as the Senior Notes remain in book-entry only form, or on December 15 and June 15 immediately preceding each Interest Payment Date, respectively, if the Senior Notes do not remain in book-entry only form

Original Issue Date:	June 13, 2025
Scheduled Maturity Date:	July 1, 2030
Final Maturity Date:	(1) the Scheduled Maturity Date, if, on the Scheduled Maturity Date, the BMA Redemption Requirements have been satisfied, or (2) if the BMA Redemption Requirements have not been satisfied as of the Scheduled Maturity Date, the earlier of (A) the date falling ten Business Days after the BMA Redemption Requirements have been satisfied and would continue to be satisfied after giving effect to such payment and (B) the date on which a Winding-Up of the Company occurs
Interest Payment Dates:	January 1 and July 1
Interest Rate:	5.750% per annum
Authorized Denomination:	$2,000, or any integral multiple of $1,000 in excess thereof
Aspen Insurance Holdings Limited, a company duly existing and organized under the laws of Bermuda (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount shown above on the Scheduled Maturity Date or the Final Maturity Date shown above, and to pay interest thereon from the Original Issuance Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi annually in arrears on each Interest Payment Date as specified above (including the Scheduled Maturity Date or the Final Maturity Date), commencing on January 1, 2026, at the rate of 5.750% per annum until the principal hereof is paid or duly provided for. As provided in the Indenture, the Company under certain circumstances would be required to pay Additional Amounts to the Holders of the Senior Notes.
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (including the Scheduled Maturity Date or the Final Maturity Date) will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date as specified above next preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice given by or on behalf of the Company to the Holders of the Senior Notes not less than 15 days prior to such Special Record Date, such Special Record Date to be not less than 10 days prior to the date for payment of such defaulted interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.
Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the Trustee is closed for business.
Payment of the principal of and interest due on the Scheduled Maturity Date or Final Maturity Date of this Senior Note shall be made upon surrender of this Senior Note at the Corporate Trust Office of the Trustee. The principal of and interest on this Senior Note shall be paid in Dollars. Payments of principal of or interest will be made, subject to such surrender where applicable, at the option of the Company, by wire transfer to an account maintained by the Paying Agent, which will make payments to DTC. Thereafter, such payments will be credited to the DTC participants’ accounts that hold book-entry interests in the Global Notes and credited by such participants to the accounts of beneficial owners of the Senior Notes. The Company shall make all payments of principal, premium, if any, interest and any Additional Amounts with respect to Senior Notes held in certificated form to the Holder thereof by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee in accordance with the Indenture, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

ASPEN INSURANCE HOLDINGS LIMITED

By:
Name:
Title:

By:
Name:
Title:
[Signature page to Global Note]

CERTIFICATE OF AUTHENTICATION
This is one of the 5.750% Senior Notes due 2030 referred to in the within-mentioned Indenture.
Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:
[Signature page to Global Note]

(reverse side of security)
This security is one of a duly authorized issue of debt securities of the Company (hereinafter called the “Securities”), all issued or to be issued under and pursuant to an Indenture, dated as of August 16, 2004 (the “Original Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Fifth Supplemental Indenture dated as of June 13, 2025 (the “Fifth Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto relating to this security (including, without limitation, the Fifth Supplemental Indenture, dated as of June 13, 2025, between the Company and the Trustee) reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated on the face as 5.750% Senior Notes due 2030 (the “Senior Notes”), initially limited in aggregate principal amount to $300,000,000, subject to increase as provided in Section 3.1 of the Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
While this Senior Note is represented by one or more global notes registered in the name of DTC or its nominee (the “Global Notes”), the Company will cause payments of principal of, premium, if any, and interest on this Senior Note to be made to DTC or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, DTC or its nominee, and otherwise in accordance with such agreements, regulations and procedures.
The Senior Notes will be senior unsecured obligations of the Company.
The Senior Notes will not have a sinking fund.
The Company shall have the right to redeem the Senior Notes under certain circumstances as set forth in Section 2.5 and Section 2.6, and subject to the conditions set forth in Section 2.7, of the Fifth Supplemental Indenture.
The Indenture also contains provisions for defeasance at any time of the entire indebtedness of the Senior Notes with respect thereto or of certain restrictive covenants of the Company with respect to the Senior Notes, in each case, upon compliance with certain conditions set forth in the Indenture.
If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the respective rights and obligations of the Company and the rights of the Holders of the Senior Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.
No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on and Additional Amounts, if any, in respect of this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or certain other expenses payable in connection therewith.
Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The Senior Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Senior Notes to be exchanged at the office or agency of the Company.
By acceptance of this Senior Note, the Holder is deemed, to the extent permitted by law, to agree and acknowledge that (i) no security or encumbrance of any kind is, or will at any time be, provided by the Company or any of its affiliates to secure the rights of the Holder and (ii) this Senior Note will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of the Company or its regulated operating subsidiaries to any Person in whose name this Senior Note is registered or any creditor of the Company or its regulated operating subsidiaries.

This Senior Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and performed in said state.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM--as tenants in common UNIF GIFT MIN ACT- ___________Custodian_______
(Cust) (Minor)
under
Uniform Gifts to Minors Act ___
(State)
TEN ENT    as tenants by the entireties
JT TEN    as joint tenants with rights of
survivorship and not as tenants
in common
Additional abbreviations may also be used though not on the above list
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
____________________________________________________________________________
____________________________________________________________________________
the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Senior Note on the books of the Company with full power of substitution in the premises.

Dated: __________________
______________________________________
______________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.